UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2012

NuPathe Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34836	20-2218246
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

227 Washington Street Suite 200 Conshohocken, Pennsylvania	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 567-0130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Third Loan Modification Agreement

On September 25, 2012, NuPathe Inc. (the “Company”) entered into a Third Loan Modification Agreement (the “Amendment”) with MidCap Funding III, LLC (“MidCap”) and Silicon Valley Bank (“SVB” and together with MidCap, the “Lenders”).  The Amendment modifies the Loan and Security Agreement, dated as of May 13, 2010, by and among the Company and the Lenders, as amended by that certain First Loan Modification Agreement, dated June 13, 2011, and that certain Second Loan Modification Agreement, dated August 13, 2012 (the “Term Loan Facility”), to, among other things:

•                  delay the due date of the principal amounts owing on October 1, 2012 and November 1, 2012 until the earlier of the closing of an additional capital raise, as defined in the Amendment, or November 23, 2012;

•                  in the event an additional capital raise closes on or before November 23, 2012, reduce the amount of the monthly principal payments owing under the Term Loan Facility to $230,000 through June 30, 2013, after which such principal payments will reflect a straight line amortization schedule ending on the maturity date;

•                  eliminate the prepayment fee under the Term Loan Facility if all amounts owing are prepaid during the period commencing on the closing date of an additional capital raise and ending on January 16, 2013;

•                  temporarily suspend the minimum unrestricted cash balance that the Company is required to maintain until the earlier of the closing of an additional capital raise or November 23, 2012, after which such amount will increase to $1.0 million if an additional capital raise has occurred on or before November 23, 2012, or to $3.0 million if an additional capital raise has not occurred by such date;

•                  in the event an additional capital raise occurs on or before November 23, 2012, require that the Company issue to the Lenders warrants to purchase such number of shares of common stock equal to 5% of the aggregate principal amount outstanding under the Term Loan Facility on the closing date of an additional capital raise, divided by a per share price of $2.00, on the same terms, including anti-dilution protection, as the warrants issued as part of the additional capital raise, and which warrants shall be issued in replacement of the warrants previously issued to the Lenders;

•                  include as an event of default the failure of the Company, after the occurrence of an additional capital raise, to receive United States marketing approval of Zelrix from the United States Food and Drug Administration on or before June 30, 2013, which date may be extended to the earlier of September 30, 2013 and the date on which the Company ceases to have unrestricted cash in an amount greater than 1.25 times the aggregate outstanding principal amount under the Term Loan Facility; and

•                  amend the maturity date of the Term Loan Facility to June 1, 2014.

 All other provisions of the Term Loan Facility are unchanged by the Amendment and remain in full force and effect.

 The foregoing is a summary description of certain terms of the Amendment and the Term Loan Facility and, by its nature, is incomplete. A copy of the Amendment is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. A copy of the Term Loan Facility was previously filed by the Company on August 2, 2011 as Exhibit No. 10.7 to its Form S-1 Registration Statement (File No. 333-175987) and is incorporated herein by reference.  A copy of the Second Loan Modification Agreement was previously filed by the Company on August 14, 2012 as Exhibit 10.2 to its Quarterly Report on Form 10-Q and is incorporated herein by reference.  All readers are encouraged to read the entire text of the Amendment and the Term Loan Facility.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Third Loan Modification Agreement, dated September 25, 2012, among NuPathe Inc., MidCap Funding III, LLC and Silicon Valley Bank.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUPATHE, INC.

Date: September 26, 2012	By:	/S/ KEITH GOLDAN
Keith Goldan Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Third Loan Modification Agreement, dated September 25, 2012, among NuPathe Inc., MidCap Funding III, LLC and Silicon Valley Bank.